As filed with the Securities and Exchange Commission on February 5, 1997
                                                  Registration No. 33-__________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                              NORD PACIFIC LIMITED
                              --------------------
             (Exact name of registrant as specified in its charter)



          Bermuda                                              N/A
----------------------------                           --------------------
(State or other jurisdiction                            (I.R.S. Employer
 of incorporation or                                     Identification No.)
 organization)

22 Church Street
Hamilton HM11, Bermuda                                         N/A
----------------------------                           --------------------
(Address of Principal                                      (Zip Code)
 Executive Offices)

                              CERTAIN STOCK OPTIONS
                            ------------------------
                            (Full title of the plan)


                                 Terence H. Lang
                         c/o Nord Resources Corporation
                          8150 Washington Village Drive
                               Dayton, Ohio 45458
                         ------------------------------
                              (Name and address of
                               agent for service)

                                 (937) 433-6307
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Title of                       Amount to be             Proposed     Proposed Maximum        Amount of
Securities to be               Registered               Maximum      Aggregate Offering      Registration
Registered                                              Offering     Price                   Fee
                                                        Price Per
                                                        Share
-----------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value                 1,120,000(1)              $.90 (3)     $1,008,000(3)           $348   (3)

Common Stock,
$.01 par value                   168,000(2)              $.90 (3)        151,200(3)           $ 52   (3)
                               ---------                 ----         ----------              ----

Total                          1,288,000                   -          $1,159,200(3)           $400   (3)
                               ---------                              ----------              ----
                               ---------                              ----------              ----

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) Issuable upon exercise of Stock Options granted on February 2, 1996 to members of the Board of Directors of the Company ("1996 Director Options"). The maximum number of shares which may be issued pursuant to the 1996 Director Options is subject to adjustment made in accordance with certain anti-dilution provisions in the 1996 Director Options. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminable number of shares which may be issuable in connection with such anti-dilution provisions.

(2) Issuable upon exercise of Stock Options granted on February 2, 1996 to consultants of the Company ("Other Options"). The maximum number of shares which may be issued pursuant to the Other Options is subject to adjustment in accordance with certain anti-dilution provisions in the Other Options. Accordingly, the Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminable number of shares which may be issuable in connection with such anti-dilution provisions.

(3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based on the exercise price for the 1,120,000 1996 Director Options and 168,000 Other Options.

                                       (i)

                                EXPLANATION NOTE

     As provided in Instruction C to Form S-8, any prospectus that is to be used for reoffers and resales of control securities must be filed as part of a Registration Statement on Form S-8. Accordingly, this Registration Statement contains the following: (i) a statement in Part I regarding Information Required in the Section 10(a) Prospectus to be used by employees that are not "affiliates" (as that term is defined by Rule 405 under the Securities Act of 1933, as amended) of the Company; and (ii) a Prospectus that is to be used by affiliates of the Company for reoffers and resales of shares of Common Stock acquired after the date hereof pursuant to the exercise of outstanding stock purchase options of the Company described in this Registration Statement.

                                      (ii)

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document is not filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus supplement.

                                      (iii)

                                   PROSPECTUS

                        1,120,000 Shares of Common Stock

                              NORD PACIFIC LIMITED

     This Prospectus relates to 1,120,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Nord Pacific Limited (the "Company") which may be offered from time to time by the selling stockholders listed herein under the heading "Selling Stockholders" (the "Selling Stockholders"). The address of the principal executive offices of the Company is 22 Church Street, Hamilton, Bermuda HM FX and its telephone number at such address is (809) 292-2363.

     The Company does not anticipate receiving any of the proceeds of this offering. See "USE OF PROCEEDS". The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents, which expenses are estimated to be approximately $6,000.

     The Company has a deposit agreement with The Bank of New York whereby shares of Common Stock of the Company can be exchanged for American Depositary Receipts ("ADRs"). The Company's ADRs are listed for trading on the National Association of Securities Dealers Automated Quotation System, National Market System ("NASDAQ-NMS"). The Company's Common Stock is listed for trading on the Australian Stock Exchange ("ASX").

     The distribution of the Shares by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) either on the NASDAQ-NMS (as to ADRs) and/or on the ASX (as to Common Stock) in negotiated transactions or in private transactions, or a combination of such methods of sale, at prices to be determined at the time of sale. The Selling Stockholders may effect such transactions by the sale of Shares to or through broker-dealers, as principals, or agent, respectively, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom they may act as agent (which compensation may be in excess of usual and customary commissions). Any broker-dealers that participate with a Selling Stockholder in the distribution of Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Act") and any commissions received by them and any profit on the resale of Shares positioned by them may be deemed to be underwriting discounts and commissions under the Act.

               THESE SECURITIES HAVE NOT BEEN APPROVED OR
               DISAPPROVED BY THE SECURITIES AND EXCHANGE
               COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL
               OFFENSE.

     The Company has informed the Selling Stockholders that the anti-manipulative Rules 10b-2, 10b-6 and 10b-7 may apply to their sales in the market of the Shares and has furnished the Selling Stockholders with a copy of these rules and has informed them of the need for delivery of copies of this Prospectus.

     There is no assurance that the Selling Stockholders will sell any or all of the Shares.

     No person is authorized to give any information or to make any representations other than as contained in this Prospectus, and if given or made such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer of any securities other than the Shares or an offer of the Shares within any jurisdiction to any person to whom such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

     One or more supplements to the Prospectus or amended Prospectuses will be filed pursuant to Rule 424, or otherwise, under the Act to describe any material arrangements for the resale of the Shares when such arrangements are entered into by the Selling Stockholder.

-------------------------------------------------------------------------------
                 Price to  Underwriting Discounts   Proceeds to Issuer or Other
                 Public    and Commissions (1)      Person
-------------------------------------------------------------------------------

Per Shares of
Common Stock     $1.15(2)    Not Applicable           $1,481,200(3)
Total            $1.15(2)    Not Applicable           $1,481,200(3)
-------------------------------------------------------------------------------

(1)  This offering is not underwritten.

(2) Based solely on one-fifth (1/5th) (being the ADR - Common Stock conversion ratio) the average of the closing bid and asked prices of the Company's ADRs on January 31, 1997, as listed on the NASDAQ-NMS.

(3) The Company will realize no proceeds from the offering of the Shares by the Selling Stockholders.

     The Company's ADRs are listed for trading on the NASDAQ-NMS under the symbol NORPY and the Company's Common Stock is listed for trading on the ASX under the symbol NDP. The fixed ratio of shares of Common Stock to ADR is five (5) to one (1). On January 31, 1997, the closing price of the Company's ADRs was $5.75 per ADR on the NASDAQ-NMS and the closing price of the Company's Common Stock was $1.36 per share of Common Stock on the ASX.

                The date of this Prospectus is February 5, 1997.

                                       (2)

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . (4)

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . . . (5)

SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . (6)

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (8)

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (8)

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (8)

                                       (3)

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-8 (together with all amendments, exhibits and documents incorporated therein by reference, being hereunder referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the Shares being registered and offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is made to the Registration Statement. Statements contained in this Prospectus as to contents of any contract or any other documents are not necessarily complete, and, in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits thereto, may be examined without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, it files annual and quarterly reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information are also available at the SEC's Internet Web Site at http://www.sec.gov.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE ORAL OR WRITTEN REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE CONTRACTS AND DOCUMENTS INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO NORD PACIFIC LIMITED, AT C/O NORD RESOURCES CORPORATION, 8150 WASHINGTON VILLAGE DRIVE, DAYTON, OHIO 45458,
ATTENTION:  MR. TERENCE H. LANG, TELEPHONE NUMBER (937) 433-6307.

                                       (4)

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated herein by reference as of their respective dates and made a part hereof:

     1. Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 000-19182).

     2.   Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     3.   Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

     4.   Quarterly Report on Form 10-Q for the quarter ended September 30,
          1996.

     5. The Company's Proxy Statement dated April 19, 1996 concerning its Annual Meeting of Stockholders held on June 4, 1996.

     6. The Company's Proxy Statement dated January 13, 1997 concerning a Special Meeting of Stockholders to be held February 17, 1997.

     7. Registration Statement on Form S-4, Commission File Number 33-25683, which contains a description of the Common Stock of the Company.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Shares offered have been sold or which deregisters all Shares then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                                       (5)

                                 SELLING STOCKHOLDERS

         Set forth below are the names, number of shares of Common Stock beneficially owned, number of shares of Common Stock offered, of each Selling Stockholder and number and shares of percentage of Common Stock remaining after completion of the Offering as of January 31, 1997:



                                                                Common Stock Beneficially
                                                                Owned After Completion of
Name of            Number of Shares         Number of Shares    of the Offering (2)(3)
Selling            of Common Stock          of Common Stock     -------------------------
Stockholder (1)    Beneficially Owned (2)   Offered             Number            Percent
-----------        ------------------       ---------------     ------            -------

Edgar F. Cruft         19,040,060 (4)            240,000        19,040,060          38.9%
W. Pierce Carson       19,040,060 (4)            240,000        19,040,060          38.9%
Terence H. Lang        17,440,060 (5)            160,000        17,440,060          36.2%
Leonard Lichter        17,366,560 (6)             96,000        17,366,560          36.2%



-------------------------
   (1) All Selling Stockholders are directors of the Company. In addition, Dr. Cruft is the Chairman of the Company, Dr. Carson is the President of the Company and Mr. Lang is a Vice President and the Treasurer of the Company.

   (2) Ownership includes sole voting and investment power as otherwise noted. When applicable, the number of shares beneficially owned includes the number of unissued shares which the listed person has the right to acquire within 60 days after January 31, 1997. In determining the number of shares outstanding for computing the percent of class owned by the listed person, the number of shares outstanding of the Corporation has been increased by the number of unissued shares which the listed person has the right to acquire from the Company within sixty (60) days after January 31, 1997.

   (3)   Assumes that all 1,120,000 shares offered by this Prospectus are sold.

   (4) Includes options to purchase 360,000 shares under the Company's 1991 Stock Option Plan. Includes non-plan options to purchase 800,000 shares. Includes option to purchase 300,000 shares under the 1995 Stock Option Plan. Includes 16,740,060 shares of Common Stock which are owned by Nord Resources Corporation, of which Dr. Cruft is Chairman, CEO and President, and Dr. Carson is a director.

   (5) Includes options to purchase 60,000 shares under the Company 1991 Stock Option Plan and non-plan options to purchase 320,000 shares. Includes option to purchase 200,000 shares under the 1995 Stock Option Plan. Includes 16,740,060 shares of Common Stock which are owned by Nord Resources Corporation of which Mr. Lang is a director and Senior Vice President. Also includes 30,000 shares owned by his wife for which shares he disclaims beneficial ownership.

   (6) Includes options to purchase 60,000 shares under the Company's 1991 Stock Option Plan and non-plan options to purchase 228,000 shares. Includes option to purchase 120,000 shares under the 1995 Stock Option Plan. Includes 16,740,060 shares of Common Stock which are owned by Nord Resources Corporation of which Mr. Lichter is a director.


                                         (6)


                                                                     Common Stock Beneficially
                                                                     Owned After Completion of
Name of            Number of Shares         Number of Shares         of the Offering  (2)(3)
Selling            of Common Stock          of Common Stock          -------------------------
Stockholder (1)    Beneficially Owned (2)   Offered                  Number         Percent
-----------        ------------------       ----------------         ------         -------

Michel J. Drew         408,008 (7)               96,000              408,008            *
John C. R. Collis      408,008 (7)               96,000              408,008            *
Lucile Lansing         408,000 (7)               96,000              408,000            *
John B. Roberts        273,000 (8)               96,000              273,000            *



    The Selling Stockholders have or will receive the Shares upon the exercise of outstanding stock options (the "Stock Options") issued by the Company on February 2, 1996, subject to stockholder approval (which was obtained on June 4, 1996), and all Stock Options have an exercise price of $.90 per Share.

    The Company does not know of any contractual agreements between any Selling Shareholders regarding the sale of securities offered hereunder.

    This offering is not contingent upon the sale of any minimum number of the securities being offered. The Selling Shareholders may sell all or any portion of the securities being offered. Therefore, there are no arrangements for the return of funds to purchasers if all of the securities being offered are not sold.

    The Company has been advised by the Selling Stockholders that there are no underwriting arrangements with respect to the Shares (or ADR's), that the Shares will be sold from time to time either on the NASDAQ System and/or on the ASX in negotiated transactions, or in private transactions, or a combination of such methods of sale, at prices to be determined at the time of sale. Usual and customary brokerage fees may be paid by the Selling Stockholders in connection therewith.

    The Selling Stockholders may be deemed to be an underwriter within the meaning of the Act, although the Selling Stockholders disclaim that they are an underwriter.



-------------------------
   (7) Includes options to purchase 60,000 shares under the Company's 1991 Stock Option Plan, option to purchase 60,000 shares under the 1995 Stock Option Plan and non-plan options to purchase 180,000 shares.

   (8) Includes options to purchase 60,000 shares under the Company's 1991 Stock Option Plan and options to purchase 60,000 shares under the 1995 Stock Option Plan and non-plan options to purchase 40,000 shares.

    *    Represents less than 1% of the shares outstanding.


                                         (7)

                                   USE OF PROCEEDS

    The Company does not anticipate receiving any proceeds from the sale of the Shares. The Company intends to use the proceeds from the exercise of the Stock Options for working capital purposes.

                                    LEGAL MATTERS

    Mr. Leonard Lichter who is a director of the Company is also a principal of the law firm of Spitzer & Feldman P.C., which assisted the Company in the preparation of the Registration Statement of which this Prospectus is a part and passed upon certain matters relating to the securities registered hereby. John C.R. Collis, a director of the Company, is a partner in the law firm of Conyers, Dill & Pearman, which firm has rendered an opinion to the Company that the Common Stock offered hereby has been duly authorized and, upon issuance in accordance with the terms of this Registration Statement, will be duly and validly issued, fully paid and non-assessable. Mr. Lichter and Mr. Collis, as directors, are the holders of certain Stock Options, which are the subject of this Registration Statement.

                                       EXPERTS

    The financial statements of Nord Pacific Limited and subsidiaries incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Deloitte & Touche, chartered accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                         (8)

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           Each of the documents in (a) through (c) below are incorporated by reference in the Registration Statement:

           (a)     The Registrant's latest annual report filed pursuant to
                   Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act");

           (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

           (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-4, filed on January 24, 1990 (Registration No. 33-25683), including any amendment or report filed for the purpose of updating such description.

           All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

           The financial statements and schedules incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Deloitte & Touche, chartered accountants, as stated in their report, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ITEM 4.    DESCRIPTIONS OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Mr. Leonard Lichter, a director of the Registrant, is also a principal of the law firm of Spitzer & Feldman P.C., which assisted the Registrant in the preparation of this Registration Statement. John C.R. Collis, a director of the Registrant, is a partner in the law firm of Conyers, Dill & Pearman, which firm has rendered an opinion to the Registrant that the Common Stock offered hereby has been duly authorized and, upon issuance in accordance with the terms of this Registration Statement, will be duly and validly issued, fully paid and non-assessable. Mr. Lichter and Mr. Collis, as directors, are the holders of certain Stock Options, which are the subject of this Registration Statement.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Bermuda law authorizes a corporation, in its bylaws, to provide that directors of the corporation will not be liable to the corporation or its shareholders for any act or failure to act, except in respect of any willful negligence, willful default, fraud or dishonesty on such director's part. Bermuda law also authorizes a corporation, in its bylaws, to provide that each shareholder waive any claim or right of action he may have, whether individually or by in the right of the corporation, against any director on account of any action or failure to act, except no shareholder may waive his rights in respect of any willful negligence, willful default, fraud or dishonesty on such director's part. Bermuda law also authorizes a corporation, in its bylaws, to provide that the corporation will indemnify and hold harmless its officers and directors from any act or failure to act, except in respect of any willful negligence, willful default, fraud or dishonesty which may attach to any officer or director.

           The Registrant's bylaws provide, in substance, for the exculpation from liability of directors and for the indemnification of directors and officers of the Registrant to the maximum extent permitted by Bermuda law.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           The shares of Common Stock registered pursuant to this Registration Statement underlie stock options which were issued, and the underlying shares of Common Stock which will be issued by the Company, in reliance upon the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended, to its directors, and to certain consultants, in transactions not involving a public offering. In determining that such exemption was and is available, the Company relied upon the fact that the stock options were and will be issued to a small number of persons, namely, the directors and certain consultants, that the stock options are not generally transferrable and are exercisable only by each of the directors, employees, employees of its parent entity and to several consultants, and that the certificates evidencing such stock options contain a legend restricting transfer of the stock options in non-registered transactions.

ITEM 8.    EXHIBITS.

EXHIBIT
NUMBER

    4.1    Form of Nord Pacific Limited 1996 Director Option

    4.2    Form of Nord Pacific Limited Other Option

    5.1 Opinion of Messrs. Conyers, Dill & Pearman, Bermuda, Regarding Legality of the Issuance of the Shares

   24.1 Consent of Messrs. Conyers, Dill & Pearman, Bermuda (Included in their opinion filed as Exhibit 5.1)

   24.2    Consent of Deloitte & Touche

   25.1 Power of Attorney of Officers and Directors of Nord Pacific Limited appointing Attorney-in-Fact. Reference is made to signature pages S-1 and S-2 of the Registration Statement.

ITEM 9.    UNDERTAKINGS.

  (a)      The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove the registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulations S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (d) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Olivos, and State of California, on the 31st day of January, 1997.


                                  NORD PACIFIC LIMITED



                                  By:  /s/ Edgar F. Cruft
                                     -----------------------------------------
                                       Edgar F. Cruft
                                       Chief Executive Officer and
                                       Chairman of the Board


                                  POWER OF ATTORNEY

    We, the undersigned officers and directors of NORD PACIFIC LIMITED, hereby severally constitute and appoint EDGAR F. CRUFT and TERENCE H. LANG and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power or substitution and resubstitution, for us and in our stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Witness our hands and common seal on the dates set forth below.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                    TITLE                    DATE
---------                    -----                    ----


/s/ Edgar F. Cruft           Chief Executive          January 31, 1997
-----------------------      Officer and
EDGAR F. CRUFT               Director

SIGNATURE                    TITLE                    DATE
---------                    -----                    ----


                             President and Director   January 31, 1997
-----------------------
W. PIERCE CARSON


                             Vice President,          January 31, 1997
-----------------------      Treasurer (Principal
TERENCE H. LANG              Financial and Accounting
                             Officer) and Director


                             Director                 January 31, 1997
-----------------------
JOHN C.R. COLLIS


                             Director                 January 31, 1997
-----------------------
MICHAEL J. DREW


                             Director                 January 31, 1997
-----------------------
LUCILE LANSING


                             Director                 January 31, 1997
-----------------------
LEONARD LICHTER



                             Director                 January 31, 1997
-----------------------
JOHN B. ROBERTS

                                  INDEX TO EXHIBITS

EXHIBIT                                                         SEQUENTIALLY
NUMBER                                                          NUMBERED PAGE
-------                                                         -------------

    4.1    Form of Nord Pacific Limited 1996 Director Option

    4.2    Form of Nord Pacific Limited Other Option

    5.1    Opinion of Messrs. Conyers, Dill & Pearman,
           Bermuda, Regarding Legality of the Issuance of the Shares

    24.1   Consent of Messrs. Conyers, Dill & Pearman,
           Bermuda (Included in their opinion filed as Exhibit
           5.1)

    24.2   Consent of Deloitte & Touche

    25.1   Power of Attorney of Officers and Directors of
           Nord Pacific Limited appointing Attorney-in-Fact.
           Reference is made to signature pages S-1 and S-2 of the Registration Statement.